                                                                 EXHIBIT 10.27.2

                          AVERY DENNISON CORPORATION

                          SECOND AMENDED AND RESTATED
                          ---------------------------
                    KEY EXECUTIVE LONG-TERM INCENTIVE PLAN
                    --------------------------------------


                        Effective as of January 1, 1995

                               TABLE OF CONTENTS
                               -----------------

I.    PURPOSE.........................................................      1
      -------

II.   PARTICIPATION...................................................      1
      -------------

III.  DEFINITIONS.....................................................      1
      -----------

IV.   GENERAL PLAN DESCRIPTION........................................      6
      ------------------------

      A.  Overview....................................................      6

      B.  Stock Options...............................................      6

          (1) Size of Grant...........................................      6

          (2) Exercise Price And Exercise Period......................      6

          (3) Vesting Provisions......................................      6

          (4) Other Provisions........................................      7

      C.  Deferred Cash Incentive Awards..............................      7

          (1) Performance Cycle.......................................      7

          (2) Range Of Target And Success Factor Award
              Opportunities...........................................      7

          (3) Performance Measurement And Calculation
              Of Target Awards........................................      8

              (a) Calculation Formula.................................      8

              (b) Weighting Factors - Category 1......................      8

              (c) Weighting Factors - Category 2......................      9

              (d) Achievement Factor..................................      9

              (e) Measurement Process.................................     10

          (4) Performance Measurement And Calculation
              Of Success Factor Awards................................     10

              (a) Calculation Formula.................................     10

              (b) Weighting Factors...................................     11

              (c) Achievement Factor..................................     11

              (d) Measurement Process.................................     12

          (5) Discretionary Pool Participation........................     12

V.    PEER GROUP PERFORMANCE MEASUREMENT..............................     12
      ----------------------------------

VI.   NEW PARTICIPANTS................................................     13
      ----------------

VII.  TERMINATION OF SERVICE..........................................     13
      ----------------------

      A.  Stock Options...............................................     13

      B.  Deferred Cash Incentive Awards..............................     13

VIII. PAYMENT OF EARNED DEFERRED CASH INCENTIVE.......................     14
      -----------------------------------------

IX.   TRANSFERS.......................................................     14
      ---------

X.    PLAN ADMINISTRATION.............................................     14
      -------------------

      A.  General Administration......................................     14

      B.  Adjustments for Extraordinary Events........................     15

      C.  Amendment, Suspension or Termination of the Plan............     15

      D.  Designation of Beneficiaries................................     15

XI.   CHANGE OF CONTROL...............................................     16
      -----------------

XII.  PRIOR PLANS.....................................................     17
      -----------

XIII. MISCELLANEOUS PROVISIONS........................................     18
      ------------------------

      A.  Unsecured Status of Claim...................................     18

      B.  Employment Not Guaranteed...................................     18

      C.  Right of Offset.............................................     18

      D.  Nonassignability............................................     18

      E.  Validity....................................................     19

      F.  Withholding-Tax.............................................     19

      G.  Applicable Law..............................................     19

      H.  Inurement of Rights and Obligations.........................     19

                          SECOND AMENDED AND RESTATED
                          ---------------------------
                    KEY EXECUTIVE LONG-TERM INCENTIVE PLAN
                    --------------------------------------

I.   PURPOSE
     -------

The purpose of the Second Amended and Restated Key Executive Long-Term Incentive Plan (the "Plan") is to focus key executives of Avery Dennison Corporation (the "Company") on factors that influence the Company's long-term growth and success. The Plan provides a means whereby Participants are given an opportunity to share financially in the future value they help to create for the Company and its stockholders.

II.  PARTICIPATION
     -------------

Participation in the Plan is limited to key executives of the Company who, in the opinion of the Compensation Committee of the Board of Directors, have the responsibility to materially influence the Company's long-range performance, and who have been recommended for participation by the Chief Executive Officer of the Company and designated as Participants by the Compensation Committee.

III. DEFINITIONS
     -----------

"ACHIEVEMENT FACTOR" means the percentage to be used in determining a Participant's deferred cash incentive Award for achieving a specified percentage of the pre-established Performance Objectives.

"AFTER-TAX INTEREST EXPENSE" means total interest expense as disclosed in the Company's annual reports to shareholders and Peer Group companies' annual reports to shareholders and quarterly reports on Form 10-Q, if applicable, multiplied by one (1) minus the Tax Rate.

"AVERAGE CAPITAL" means the numerical average for a given year of ending Capital for the five most recently completed fiscal quarters, including the last quarter of that year.

"AVERAGE SHAREHOLDERS' EQUITY" means the numerical average for a given year of ending Shareholders' Equity for the five most recently completed fiscal quarters, including the last quarter of that year.

"AWARD" refers to either (a) a Stock Option granted under the 1990 Plan evidenced by an Option Agreement which generally incorporates the terms and provisions of the Plan relating to Stock Options, or (b) a deferred cash incentive earned by a Participant based on the achievement of Company and, in some cases, Business Unit financial objectives.

"BASE SALARY" means the annual base salary rate in effect for a Participant as of the end of a Performance Cycle.

"BUSINESS UNIT" or "UNIT" refers to a group, division or subsidiary of the Company.

"BUSINESS UNIT NET INCOME" means net income of a Business Unit as reported in the Company's internally prepared Summary of Operations.

"BUSINESS UNIT ROTC" means the return on total capital of a Business Unit as reported in the Company's internally prepared Summary of Operations.

"CAPITAL" refers to the sum of Shareholders' Equity and Long-Term Debt.

"CASH FLOW FROM OPERATIONS" means net cash provided by operating activities as disclosed in the Company's annual reports to shareholders and quarterly reports on Form 10-Q.

"CAUSE" means (i) continued failure by a Participant to perform his or her duties (except as a direct result of the Participant's incapacity due to physical or mental illness) after receiving notification by the Chief Executive Officer or an individual designated by the Chief Executive Officer (or the Board of Directors in the case of the Chief Executive Officer) identifying the manner in which the Participant has failed to perform his or her duties, (ii) engaging in conduct, which, in the opinion of a majority of the Board of Directors, is materially injurious to the Company, or (iii) conviction of the Participant of any felony involving moral turpitude.

"CHANGE OF CONTROL" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A, Regulation 240.14a-101, promulgated under the Securities Exchange Act of 1934 as now in effect or, if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 which serve similar purposes; provided that, without limitation, a Change of Control shall be deemed to have occurred if and when (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, or (b) individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board of Directors following such election.

"CODE" means the Internal Revenue Code of 1986, as amended.

"COMPANY ROTC" means the return on total capital of the Company as reported in the Company's internally prepared Summary of Operations.

"COMPENSATION COMMITTEE" or "COMMITTEE" refers to the Compensation Committee of the Board of Directors of the Company.

"DISABILITY" refers to a physical or mental condition that prevents a Participant from performing his or her normal duties of employment. If a Participant makes application for disability benefits under the Company's long-term disability program and qualifies for such benefits, the Participant shall be presumed to qualify as totally and permanently disabled under the Plan.

"DISCRETIONARY POOL" or "POOL" refers to the sum of cash payments made available by the Compensation Committee to Participants who have achieved exceptional performance and to other Company employees who have made significant contributions to the achievement of Performance Objectives.

"EARNINGS PER SHARE" or "EPS" means earnings per share, including extraordinary gains and losses, divested operations and changes in accounting principles as disclosed in the Company's annual reports to shareholders.

"ECONOMIC VALUE ADDED" means operating profit after taxes on income minus a capital charge based upon the Company's weighted average cost of capital.

"EFFECTIVE DATE" means January 1, 1995, which is the first day of the initial Performance Cycle.

"FAIR MARKET VALUE" means the average of the high and low trading price of the Company's common stock on a given day, as reported on the New York Stock Exchange Composite Tape.

"GAAP" means generally accepted accounting principles.

"LONG-TERM DEBT" means long-term debt as disclosed in the Company's annual reports to shareholders and Peer Group companies' annual reports to shareholders and quarterly reports on Form 10-Q, if applicable.

"NET INCOME" refers to after-tax net income, including extraordinary items, discontinued operations and changes in accounting principles, as disclosed in the Company's annual reports to shareholders and Peer Group companies' annual reports to shareholders and quarterly reports on Form 10-Q, if applicable.

"NET SALES" means net sales as disclosed in the Company's annual reports to shareholders and quarterly reports on Form 10-Q.

"1990 PLAN" refers to the 1990 Stock Option and Incentive Plan for Key Employees of Avery Dennison Corporation (formerly named Avery International Corporation), or a successor plan.

"OPTION AGREEMENT" means a written stock option agreement evidencing options granted under the 1990 Plan which generally incorporates the terms and provisions of the Plan relating to Stock Options.

"PARTICIPANT" means an executive of the Company designated by the Compensation Committee to participate in the Plan.

"PEER GROUP" refers to a specified group of companies approved by the Compensation Committee against which the financial performance of the Company will be compared for purposes of the Plan.

"PERFORMANCE CYCLE" or "CYCLE" refers to the three-year period over which performance is measured for purposes of determining cash Awards under the Plan. The initial Performance Cycle will cover the Company's 1995 through 1997 fiscal years.

"PERFORMANCE OBJECTIVE" means one of the pre-established performance objectives for the Company and its Business Units for a Performance Cycle including, without limitation, ROTC, EPS, ROS, ROE, Net Income, Net Sales, Cash Flow from Operations and Economic Value Added.

"RETIREMENT" means a termination of service in accordance with the retirement provisions of either (a) the Company sponsored tax qualified defined benefit retirement plan in which a Participant is participating immediately prior to the date of such termination of service, or (b) the Company-sponsored Supplemental Retirement Plan (SERP) in which the Participant is participating immediately prior to the date of such termination of service. If the Participant does not participate in either of the above retirement plans, then Retirement means a termination of service in accordance with the retirement provisions of the Company's tax-qualified defined contribution retirement plan in which the Participant then participates.

"ROE" means the percentage determined by dividing "Net Income" by "Average Shareholders' Equity."

"ROS" means the percentage determined by dividing Net Income by Net Sales.

"ROTC" means the percentage determined by dividing (a) the sum of Net Income plus After-Tax Interest Expense by (b) Average Capital.

"SERVICE" means continuous and substantially full-time employment with the Company.

"SHAREHOLDERS' EQUITY" means total shareholders' equity, as disclosed in the Company's annual reports to shareholders and Peer Group companies' annual reports to shareholders and quarterly reports on Form 10-Q, if applicable.

"STOCK OPTION" or "OPTION" refers to an option to purchase common stock of the Company at a fixed price for a specified period granted pursuant to the 1990 Plan and evidenced by an Option Agreement which generally incorporates the terms and provisions of the Plan relating to Stock Options.

"SUCCESS FACTOR AWARD" refers to the additional deferred cash incentive Award earned for achieving greater than the Target Performance Objectives established for a Performance Cycle.

"SUCCESS FACTOR PERFORMANCE OBJECTIVE" means one of the pre-established Company Performance Objectives used to determine the Success Factor Award.

"TARGET AWARD" refers to the deferred cash incentive Award earned for achieving the Target Performance Objectives established for a Performance Cycle.

"TARGET PERFORMANCE OBJECTIVE" means one of the pre-established Performance Objectives used to determine the Target Award.

"TAX RATE" refers to taxes on income divided by income before taxes on income, each as disclosed in the Company's annual reports to shareholders and Peer Group companies' annual reports to shareholders and quarterly reports on Form 10-Q, if applicable, subject to adjustments to exclude the effect of unusual, non-recurring items, as described in the Company's annual reports to shareholders and Peer Group companies' annual reports to shareholders and quarterly reports on Form 10-Q, if applicable.

"TERMINATION OF SERVICE" means a termination of Service from the Company for any reason, whether voluntary or involuntary, including death, Retirement and Disability.

"TRANSFER" means the appointment of a Participant to a new position within the Company which may either be within the same position classification under the Plan or in a different position classification under the Plan.

"WEIGHTING FACTOR" means the percentage of a Participant's Target Award or Success Factor Award which will be calculated based on the achievement of a particular Performance Objective.

IV.  GENERAL PLAN DESCRIPTION
     ------------------------

A.   OVERVIEW
     --------

Commencing as of the Effective Date, the Plan provides for each Participant (a) the opportunity to receive an annual grant of Stock Options, and (b) the opportunity to earn a deferred cash incentive Award based on the financial performance of the Company and, in some cases, its Business Units.

B.   STOCK OPTIONS
     -------------

     (1)  SIZE OF GRANT
          -------------

     Annual Stock Option grants will be determined by the Committee.

     (2) EXERCISE PRICE AND EXERCISE PERIOD
         ----------------------------------

     The exercise price for Options will equal 100% of the Fair Market Value of the Company's common stock as of the date of grant. Options will have a maximum exercise period ("Term") of ten (10) years from the date of grant.

     (3)  VESTING PROVISIONS
          ------------------

     Options will vest (become available for exercise) nine years and nine months from their date of grant.

     However, if certain conditions are met, Options will become eligible for accelerated or early vesting three years from their date of grant. Such early vesting will occur provided that the Company ROTC for the Company's most recently completed fiscal year equals or exceeds the ROTC of the median company among the Peer Group for that year (e.g., the performance test for accelerated vesting for Options granted in 1995 will be based on ROTC for the 1998 fiscal year).

     If the Company meets the performance test described above, all prior non-vested Options eligible for early vesting will become available for exercise as soon as possible following certification of the Company's performance and the performance of the median company among the Peer Group by the Committee.

     If the Company fails to meet the performance test described above, all prior non-vested Options eligible for early vesting will be subject to a similar performance test following the end of the next fiscal year. The test for early vesting of Options will continue to "roll" in the manner described above until the Company passes the performance test or nine years and nine months have elapsed from the date of grant.

     (4)  OTHER PROVISIONS
          ----------------

     All Options granted as contemplated by the Plan will be granted under the 1990 Plan. Each Option granted under the 1990 Plan will be evidenced by an Option Agreement specifying the terms and conditions of the Option. In the event of any inconsistency between the Plan and an Option Agreement, the terms and conditions of the Option Agreement shall control.

C.   DEFERRED CASH INCENTIVE AWARDS
     ------------------------------

In addition to the opportunity for annual Option grants described in Section IV.B. above, each Participant will be provided with the opportunity to earn a deferred cash incentive Award after the end of a three-year Performance Cycle equal to the Target Award plus the Success Factor Award.

     (1)  PERFORMANCE CYCLE
          -----------------

     The initial Performance Cycle will cover the period beginning with the Company's 1995 fiscal year and ending with the Company's 1997 fiscal year. Subsequent three-year Performance Cycles will begin every two years, starting with the Company's 1997 fiscal year.

     (2) RANGE OF TARGET AND SUCCESS FACTOR AWARD OPPORTUNITIES
         ------------------------------------------------------

     The deferred cash incentive Target Award opportunity for each Participant during each Performance Cycle ranges from 30% to 80% of Base Salary depending upon position classification as illustrated in Table 1 below. The deferred cash incentive Success Factor Award opportunity for each Participant during each Performance cycle also ranges from 30% to 80%. Classification of Participants into the categories listed in Table 1 will be recommended by the Chief Executive Officer of the Company and approved by the Compensation Committee.

                                    TABLE 1
                      DEFERRED CASH INCENTIVE AWARD RANGE
                          BY POSITION CLASSIFICATION

                                                              TOTAL AWARD                           SUCCESS FACTOR
                                                                RANGE AS %      TARGET AWARD AS      AWARD AS % OF
  CATEGORY                POSITION CLASSIFICATION            OF BASE SALARY     % OF BASE SALARY      BASE SALARY
  --------                -----------------------           --------------     -----------------    --------------
     1                 Senior Executive Officers              0% -  160%              80%                 80%
     1                 Corporate & Staff Officers             0% -   60%              30%                 30%
     2                 Division VP/GM's and Officers          0% -   90%           30% - 45%           30% - 45%
     2                 Group and Sub-Group VP's               0% - 120%               60%                 60%

     The actual Total Award earned within the above range will depend upon the level of achievement versus specific Performance Objectives established under the Plan for each Performance Cycle.

     (3) PERFORMANCE MEASUREMENT AND CALCULATION OF TARGET AWARDS
         --------------------------------------------------------

          (A)  CALCULATION FORMULA
               -------------------

     Target Awards will be determined based upon the Company's, or in some cases, Business Unit's achievement versus pre-established Target Performance Objectives. The total Target Award will equal the sum of the Awards for each Target Performance Objective. The Target Award for each Target Performance Objective will equal the product of the Base Salary times the Target Award as a percent of Base Salary times the Weighting Factor (set forth in (b) and (c) below) times the Achievement Factor (set forth in (d) below) for that Target Performance Objective.

     The foregoing formula can be expressed as the following mathematical equation:

     Total Target Award = [Target Award (Base Salary x Target Award as % of Base Salary) x Weighting Factor x Achievement Factor for first Target Performance Objective] + [Target Award (Base Salary x Target Award as % of Base Salary) x Weighting Factor x Achievement Factor for second Target Performance Objective] + [Target Award (Base Salary x Target Award as % of Base Salary) x Weighting Factor x Achievement Factor for third Target Performance Objective, if any] + [Target Award (Base Salary x Target Award as % of Base Salary) x Weighting Factor x Achievement Factor for fourth Target Performance Objective, if any].

          (B)  WEIGHTING FACTORS - CATEGORY 1
               ------------------------------

     For Participants classified in Category 1, Target Awards will be determined based upon the Company's achievement versus pre-established Company Target Performance Objectives.

     For the initial Performance Cycle, the Company Target Performance Objectives will be weighted as follows in determining the Target Award:


                  PERFORMANCE OBJECTIVE      WEIGHTING FACTOR
                  ---------------------      -----------------
                      Company ROTC                  50%
                          EPS                       50%

     In subsequent Performance Cycles, the Compensation Committee may select different measures (including, without limitation, ROS, ROE, Net Income, Net Sales, Cash Flow from Operations and Economic Value Added) and weightings to determine such Target Awards.

          (C)  WEIGHTING FACTORS - CATEGORY 2
               ------------------------------

     For Participants classified in Category 2, deferred cash incentive Target Awards will be determined based upon the performance of the Participant's Business Unit against pre-established Business Unit Target Performance Objectives.

     For the initial Performance Cycle, the Business Unit Target Performance Objectives will have the following Weighting Factors:


                  PERFORMANCE OBJECTIVE      WEIGHTING FACTOR
                  ---------------------      -----------------
                    Business Unit ROTC              50%
                 Business Unit Net Income           50%

     In subsequent Performance Cycles, the Compensation Committee may select different measures (including, without limitation, ROS, ROE, Net Income, Net Sales, Cash Flow from Operations and Economic Value Added) and weightings to determine such Target Awards.

          (D)  ACHIEVEMENT FACTOR
               ------------------

     The Achievement Factor for each Target Performance Objective will be between a threshold Achievement Factor of 70% (for achieving 80% of the Target Performance Objective) and a maximum Achievement Factor of 100% (for achieving the Target Performance Objective) as illustrated in the table below. The Achievement Factors for performance between the threshold and 100% Achievement Factors will be linearly interpolated.

             % ACHIEVEMENT OF TARGET
              PERFORMANCE OBJECTIVE        ACHIEVEMENT FACTOR
             -----------------------       ------------------
                Less than 80%                       0
                     80%                           70%
                     85%                          77.5%
                     90%                          85.0%
                     95%                          92.5%
                    100%                          100%

          (E)  MEASUREMENT PROCESS
               -------------------

     The measurement of Company and Business Unit Target Performance Objectives will be based upon performance during the final year of the Cycle. For subsequent Performance Cycles, performance measurement may be based upon different criteria (e.g., average performance over the Cycle) at the discretion of the Compensation Committee.

     (4) PERFORMANCE MEASUREMENT AND CALCULATION OF SUCCESS FACTOR AWARDS
         ----------------------------------------------------------------

          (A)  CALCULATION FORMULA
               -------------------

     Participants in Category 2 are eligible for a Success Factor Award only if the percentage of achievement of each of their Business Unit Target Performance Objectives equals or exceeds 80% and only if the average of the percentages of achievement of their Business Unit Target Performance Objectives equals or exceeds 100%.

     Success Factor Awards will be determined based on the Company's achievement versus pre-established Success Factor Performance Objectives which exceed the Target Performance Objectives. The total Success Factor Award will equal the sum of the Success Factor Awards for each Success Factor Performance Objective. The Success Factor Award for each Success Factor Performance Objective will equal the product of the Base Salary times the Success Factor Award as a percent of Base Salary times the Weighting Factor (set forth in (b) below) times the Achievement Factor (set forth in (c) below) for that Success Factor Performance Objective.

     The foregoing formula can be expressed as the following mathematical equation:

     Total Success Factor Award = [Success Factor Award (Base Salary x Success Factor Award as % of Base Salary) x Weighting Factor x Achievement Factor for first Success Factor Performance Objective] + [Success Factor Award (Base Salary x Success Factor Award as % of Base Salary) x

     Weighting Factor x Achievement Factor for second Success Factor Performance Objective] + [Success Factor Award (Base Salary x Success Factor Award as % of Base Salary) x Weighting Factor x Achievement Factor for third Success Factor Performance Objective, if any] + [Success Factor Award (Base Salary x Success Factor Award as % of Base Salary) x Weighting Factor x Achievement Factor for fourth Success Factor Performance Objective, if any].

          (B)  WEIGHTING FACTORS
               -----------------

     For Participants in both Category 1 and Category 2, Success Factor Awards will be determined based upon the Company's achievement versus pre-established Company ROTC and EPS Success Factor Performance Objectives which exceed the Target Performance Objectives.

     For the initial Performance Cycle, the Success Factor Performance Objectives will be weighted as follows in determining the Success Factor
     Award:

                  PERFORMANCE OBJECTIVE     WEIGHTING FACTOR
                  ---------------------     ----------------
                       Company ROTC                50%
                           EPS                     50%

     In subsequent Performance Cycles, the Compensation Committee may select different measures (including, without limitation, ROS, ROE, Net Income, Net Sales, Cash Flow from Operations and Economic Value Added) and weighting to determine such Success Factor Awards.

          (C)  ACHIEVEMENT FACTOR
               ------------------

     At the beginning of each Performance Cycle, the Compensation Committee will establish two levels of Success Factor Performance Objectives which are in excess of the Target Performance Objectives.

     If the Company's performance is between the Target Performance Objective and the first level Success Factor Performance Objective, then the Achievement Factor for that Success Factor Performance Objective will be between 0% and 50%. The Achievement Factor for performance between the Target Performance Objective and the first level Success Factor Performance Objective will be linearly interpolated.

     If the Company's performance is between the first level Success Factor Performance Objective and the second level Success Factor Performance Objective then the Achievement Factor for that Success Factor Performance Objective will be between 50% and 100%. The Achievement Factor for performance between the first level Success Factor Performance Objective and the second level Success Factor Performance Objective will be linearly interpolated.

          (D)  MEASUREMENT PROCESS
               -------------------

     The measurement of Company Success Factor Performance Objectives will be based upon performance during the final year of the Performance Cycle. For subsequent Performance Cycles, performance measurement may be based upon different criteria (e.g., average performance over the Cycle) at the discretion of the Compensation Committee.

     (5) DISCRETIONARY POOL PARTICIPATION
         --------------------------------

     A Discretionary Pool will be available for each Performance Cycle to provide the opportunity for Participants (other than those Participants whose Target Award is 80%) who have achieved exceptional performance to earn more than the Target Award plus the Success Factor Award, or for individuals who are not selected to be Participants in the Plan but who have made significant contributions to the achievement of Performance Objectives to earn cash payments. A "target" Discretionary Pool will be determined by the Compensation Committee prior to the beginning of each Performance Cycle. The actual Discretionary Pool made available will be determined by the Committee at the end of the Performance Cycle and may exceed or fall below the "target" Pool based upon the Committee's assessment of (i) overall Company performance during the Cycle and (ii) the performance of the individual Business Units.

     The actual Discretionary Pool approved by the Compensation Committee will be allocated among individuals recommended by the Chief Executive Officer and approved by the Compensation Committee; provided, however, that Participants whose Target Award is 80% will not be eligible for participation in the Discretionary Pool. No payments will be made from the Discretionary Pool unless at least one of the Company's EPS or ROTC threshold Target Performance Objectives (i.e., 80% of the Target Performance Objective) for the Performance Cycle has been met.

V.   PEER GROUP PERFORMANCE MEASUREMENT
     ----------------------------------

In order to facilitate the Peer Group performance comparison needed to determine the accelerated Option vesting, the Peer Group ROTC figures for the individual years used to determine accelerated Option vesting will be based upon the twelve months performance for each company in the Peer Group closest to the Company's fiscal year end, based on the most recent publicly available financial information for such company.

VI.  NEW PARTICIPANTS
     ----------------

New Participants may be added to the Plan at any time at the discretion of the Compensation Committee. The timing and performance test for determining accelerated vesting for the grant will be identical to the test and timing associated with the regular Option grant made to other Participants for that fiscal year. If an executive becomes a Participant, he or she will be eligible to receive an Option grant at the time of the next regular Option grant.

For the deferred cash incentive portion of the Plan, the Award opportunity of a new Participant will be prorated for each Performance Cycle based on the number of months of participation in the Plan divided by 36. Notwithstanding the above, an individual must participate in the Plan for at least 12 months during any Performance Cycle to be eligible to receive a deferred cash incentive Award for that Cycle.

VII. TERMINATION OF SERVICE
     ----------------------

A.   STOCK OPTIONS
     -------------

Options may be exercised following a Termination of Service in the manner and to the extent provided for in the Option Agreement which governs the grant.

B.   DEFERRED CASH INCENTIVE AWARDS
     ------------------------------

If a Participant terminates Service with the Company prior to the end of a Performance Cycle due to voluntary termination or termination for Cause, the Participant will not receive any deferred cash incentive Award for that Performance Cycle.

Upon a Termination of Service during a Performance Cycle due to death or Disability, a Participant's deferred cash incentive Award opportunity for that Cycle will be prorated by dividing the number of full months of participation in the Cycle by thirty-six (36).

If a Participant's Service is terminated involuntarily without Cause prior to the completion of a Performance Cycle, the Participant will be entitled to receive the following percentage of his or her earned deferred cash incentive Award for the Cycle:

             IF TERMINATION OCCURS BETWEEN         % OF EARNED
              X MONTHS FROM START OF CYCLE       AWARD TO BE PAID
             -----------------------------       ----------------
                     0 - 27 Months                      0%
                    27 - 36 Months                    33 1/3%

Upon a Termination of Service due to Retirement prior to the completion of a Performance Cycle, the Participant will be entitled to receive the following percentage of his or her earned deferred cash incentive Award for the Cycle:

            IF TERMINATION OCCURS BETWEEN           % OF EARNED
             X MONTHS FROM START OF CYCLE         AWARD TO BE PAID
            -----------------------------         ----------------
                    0 - 3 Months                          0%
                    3 - 12 Months                       33 1/3%
                    12 - 15 Months                       50%
                    15 - 24 Months                      66 2/3%
                    24 - 27 Months                 Prorate to 100%
                    27 - 36 Months                       100%

VIII.  PAYMENT OF EARNED DEFERRED CASH INCENTIVE
       -----------------------------------------

Earned Awards under the deferred cash incentive portion of the Plan (net of any applicable taxes) will be paid in cash as soon as possible following the determination of Company and Business Unit performance for the Performance Cycle. Upon the death of a Participant, the Compensation Committee may elect to provide early payment in order to facilitate the settlement of the Participant's estate.

IX.  TRANSFERS
     ---------

Upon a Transfer prior to the completion of a Performance Cycle, the Participant will earn his or her deferred cash incentive Award for the Cycle based on his or her old and/or new positions, as follows:

IF TRANSFER OCCURS BETWEEN
X MONTHS FROM START OF CYCLE         AWARD EARNED IN OLD/NEW POSITION
- ----------------------------     ----------------------------------------
       0 - 6 Months                        100% in new position
      6 - 30 Months                Prorated between old and new positions
      30 - 36 Months                       100% in old position

X.  PLAN ADMINISTRATION
    -------------------

A.    GENERAL ADMINISTRATION
      ----------------------

The Compensation Committee will administer the Plan, and will interpret the provisions of the Plan. The interpretation and application of these terms by the Compensation Committee shall be binding and conclusive. The Committee's authority will include, but is not limited to:

     .    The selection of Participants;

     . The establishment and modification of performance measures, Performance Objectives and weighting of objectives;

     .    The determination of performance results and Awards;

     . Exceptions to the provisions of the Plan made in good faith and for the benefit of the Company.

B.   ADJUSTMENTS FOR EXTRAORDINARY EVENTS
     ------------------------------------

If an event occurs during a Performance Cycle that materially influences Company or Business Unit financial performance and is deemed by the Compensation Committee to be extraordinary and out of the control of management, the Committee may, in its sole discretion, increase or decrease the Performance Objectives used to determine deferred cash incentive Awards or Option vesting. Events warranting such action may include, but are not limited to, changes in accounting, tax or regulatory rulings and significant changes in economic conditions resulting in "windfall" gains or losses.

C.   AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN
     ------------------------------------------------

The Committee may amend, suspend or terminate the Plan, whole or in part, at any time, if, in the sole judgment of the Committee, such action is in the best interests of the Company. Notwithstanding the above, any such amendment, suspension or termination must be prospective in that it may not deprive Participants of that which they otherwise would have received under the Plan for the current Performance Cycle had the Plan not been amended, suspended or terminated.

D.   DESIGNATION OF BENEFICIARIES
     ----------------------------

Each Participant shall have the right at any time to designate any person or persons as beneficiary(ies) to whom any cash payments earned under the Plan shall be made in the event of the Participant's death prior to the distribution of all benefits due the Participant under the Plan. Each beneficiary designation shall be effective only when filed in writing with the Company during the Participant's lifetime, on a Beneficiary Designation Form approved by the Compensation Committee.

The filing of a new Beneficiary Designation Form will cancel all designations previously filed. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date of filing of a Beneficiary Designation Form shall revoke such designation unless:

     . In the case of divorce, the previous spouse was not designated as beneficiary, and

     . In the case of marriage, the Participant's new spouse had previously been designated as beneficiary.

The spouse of a married Participant shall join in any designation of a beneficiary other than the spouse on a form prescribed by the Compensation Committee.

If a Participant fails to designate a beneficiary as provided for above, or if the beneficiary designation is revoked by marriage, divorce or otherwise without execution of a new designation, then the Compensation Committee shall direct the distribution of Plan benefits to the Participant's estate.

XI.  CHANGE OF CONTROL
     -----------------

A.   Subject to paragraphs (C) through (E) of this Section XI, upon a Change of
Control: (i) each Participant shall receive a cash payment equal to his or her Target Award under the deferred cash incentive portion of the Plan for each Performance Cycle that begins on or before the date of the Change of Control and ends after the date of the Change of Control, based on the Participant's annual base salary rate in effect at the time of the Change of Control; and (ii) treatment of Options upon a Change of Control will be governed by the provisions of the relevant Option Agreement.

B. Following a Change of Control, each Participant shall continue to be entitled to receive payments under the deferred cash incentive portion of the Plan for each Performance Cycle that begins on or before the date of the Change of Control and ends after the date of the Change of Control, as earned in accordance with the terms of the Plan, to the extent such Participant has not already received such payment for that Performance Cycle pursuant to paragraph
(A) of this Section XI.

C. Notwithstanding the foregoing, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of a Participant (whether paid or payable or distributed or distributable pursuant to the terms of the Plan or otherwise) (a "Payment") would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Participant pursuant to the Plan (such payments or distributions pursuant to the Plan are hereinafter referred to as "Plan Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value that maximizes the aggregate present value of Plan Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. For purposes of this Section XI, present value shall be determined in accordance with Section 280(d)(4) of the Code.

D. All determinations required to be made under paragraphs (C) through (E) of this Section XI shall be made by Coopers & Lybrand (the "Accounting Firm"), which shall provide detailed supporting calculations to both the Company and the Participant within 30 business days of the date of the Change of

Control or such earlier time as is requested by the Company. Any such determination by the Accounting Firm shall be binding upon the Company and the Participant. The Participant shall determine which and how much of the Plan Payments (or, at the election of the Participant, other Payments) shall be eliminated or reduced consistent with the requirements of paragraph (C) of this
Section XI, provided that, if the Participant does not make such determination within ten business days of the receipt of the calculations made by the Accounting Firm, the Company shall elect which and how much of the Plan Payments shall be eliminated or reduced consistent with the requirements of paragraph (C) of this Section XI and shall notify the Participant promptly of such election. Within five business days thereafter, the Company shall pay to or distribute to or for the benefit of the Participant such amounts as are then due to the Participant under the Plan.

E. As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Plan Payments will have been made by the Company that should not have been made ("Overpayment") or that additional Plan Payments that will not have been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Participant, which the Participant shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company (or if paid by the Participant to the Company shall be returned to the Participant) if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Accounting Firm determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

XII. PRIOR PLANS
     -----------

The Company's Key Executive Long-Term Incentive Plan, effective as of January 1, 1991 and the Company's Amended and Restated Key Executive Long-Term Incentive Plan effective as of January 3, 1993 (the "Prior Plans"), shall remain in effect as to all Participants therein for the balance of the initial Performance Cycles thereunder (1991 to 1993 and 1993 to 1995, respectively) and for Options granted thereunder. Nothing contained in this Plan shall affect the calculation or payment of benefits under the Prior Plans as to such initial Performance Cycles, or the vesting of Options granted under the Prior Plans.

XIII.  MISCELLANEOUS PROVISIONS
       ------------------------

A.   UNSECURED STATUS OF CLAIM
     -------------------------

Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any specific property or assets of the Company. No assets of the Company shall be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfillment of the Company's obligations under the Plan.

Any and all of the Company's assets shall be, and shall remain, the general unpledged and unrestricted assets of the Company. The Company's obligations under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay benefits in the future.

B.   EMPLOYMENT NOT GUARANTEED
     -------------------------

Nothing contained in the Plan nor any action taken in the administration of the Plan shall be construed as a contract of employment or as giving a Participant any right to be retained in the Service of the Company.

C.   RIGHT OF OFFSET
     ---------------

If a Participant becomes entitled to a payment under the deferred cash incentive portion of the Plan, and if at such time the Participant has outstanding any debt, obligation or other liability representing any amount owing to the Company, then the Company may offset such amount against the amount of the payment otherwise due the Participant under the Plan.

D.   NONASSIGNABILITY
     ----------------

No person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey, in advance of actual receipt, the benefits, if any, payable under the Plan, or any part thereof, or any interest therein, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No portion of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, lien or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency. Any such transfer or attempted transfer in violation of the preceding provisions shall be null and void.

E.   VALIDITY
     --------

In the event that any provision of the Plan is held to be invalid, void or unenforceable, the same shall not effect, in any respect whatsoever, the validity of any other provision of the Plan.

F.   WITHHOLDING-TAX
     ---------------

The Company shall withhold from all benefits due under the Plan an amount sufficient to satisfy any federal, state and local tax withholding requirements.

G.   APPLICABLE LAW
     --------------

The Plan shall be governed in accordance with the laws of the State of Delaware.

H.   INUREMENT OF RIGHTS AND OBLIGATIONS
     -----------------------------------

The rights and obligations under the Plan shall inure to the benefit of, and shall be binding upon the Company, its successors and assigns, and the Participants and their beneficiaries.